Exhibit 99.1

NEWS RELEASE

LITTELFUSE REPORTS FIRST QUARTER RESULTS

CHICAGO, May 3, 2017 – Littelfuse, Inc. (NASDAQ:LFUS) today reported financial results for the first quarter ended April 1, 2017.

First Quarter 2017 Highlights

●	Net sales were $285.4 million, up 30% versus the prior year period. Organic revenue growth was 5%, excluding acquisitions, e-house business divestiture and currency effects.
●	Growth by segment versus the prior year period:
o	Electronics sales increased 56% (up 15% excluding acquisitions and currency effects)
o	Automotive sales increased 17% (down 2% excluding acquisitions and currency effects)
o	Industrial sales decreased 17% (down 10% excluding divestiture and currency effects)
●	GAAP diluted EPS was $1.69; Adjusted EPS of $1.69 increased 22% over last year
●	Cash flow from operations was $22.9 million
●	The electronics book-to-bill ratio for the quarter was 1.20
●

As previously announced, the company made an incremental $15 million investment in Monolith Semiconductor, a Texas-based start-up company developing silicon carbide technology. Littelfuse now has a majority ownership position in Monolith.

"We’re off to a strong start to 2017, with sales and adjusted earnings per share at the high end of our guidance range," said Dave Heinzmann, Chief Executive Officer. "We saw strong order rates continue through the first quarter in our electronics segment. Our automotive sales growth was negatively impacted by planned sensor product exits and challenging prior year comparisons from related last-time buys, as well as higher customer inventories. We were encouraged by sequential sales growth in both our commercial vehicle business and industrial segment, as end market weakness moderated.”

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Second Quarter 2017 Outlook

All comparisons are to the prior year period unless otherwise noted. Littelfuse provides guidance on a non-GAAP (adjusted) basis. GAAP items excluded from guidance may include the after-tax impact of items including acquisition and integration costs, impairment and severance charges, foreign exchange adjustments and unusual gains and losses. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. Littelfuse is not able to forecast the excluded items in order to provide the most directly comparable GAAP financial measure without unreasonable efforts.

“Our positive momentum has carried into the second quarter as we continue to see strong order rates across our electronics segment,” continued Heinzmann. “With more stable trends in some heavy industrial markets, we expect stronger revenue growth to drive margin expansion for the second quarter.”

●	Sales are expected to be in the range of $301 to $311 million, up 13% versus the prior year period at the midpoint
●	Adjusted earnings per share are expected to be in the range of $1.83 to $1.97
●

Similar to prior years, stock compensation expense for the second quarter is expected to be approximately $2 million higher than other quarters of the year due to accelerated expensing of equity granted in the quarter to all those of retirement age

Dividend and Share Repurchase Authorization

●	The company will pay a cash dividend on its common stock of $0.33 per share on June 8, 2017 to shareholders of record as of May 25, 2017.
●

The company’s previous share repurchase authorization expired on April 30, 2017 and has been replaced with a one million share repurchase authorization effective through April 30, 2018. No shares were repurchased under the former authorization.

Conference Call and Webcast Information

Littelfuse will host a conference call today, Wednesday, May 3, 2017, at 10:00 a.m. Central / 11:00 a.m. Eastern time to discuss the results. The call will be broadcast live over the Internet and can be accessed through the company’s website: www.littelfuse.com. The call will be available for replay on the company’s website.

About Littelfuse

Founded in 1927, Littelfuse is the world leader in circuit protection with growing global platforms in power control and sensing. The company serves customers in the electronics, automotive and industrial markets with technologies including fuses, semiconductors, polymers, ceramics, relays and sensors. Littelfuse has over 10,000 employees in more than 40 locations throughout the Americas, Europe and Asia. For more information, please visit the Littelfuse website: Littelfuse.com.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.

The statements in this press release that are not historical facts are intended to constitute "forward-looking statements" entitled to the safe-harbor provisions of the PSLRA. These statements may involve risks and uncertainties, including, but not limited to, risks relating to product demand and market acceptance, economic conditions, the impact of competitive products and pricing, product quality problems or product recalls, capacity and supply difficulties or constraints, coal mining exposures reserves, failure of an indemnification for environmental liability, exchange rate fluctuations, commodity price fluctuations, the effect of the company's accounting policies, labor disputes, restructuring costs in excess of expectations, pension plan asset returns less than assumed, integration of acquisitions, uncertainties related to political and regulatory changes and other risks which may be detailed in the company's other Securities and Exchange Commission filings. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated or implied in the forward-looking statements. This release should be read in conjunction with information provided in the financial statements appearing in the company's Annual Report on Form 10-K for the year ended December 31, 2016. For a further discussion of the risk factors of the company, please see Item 1A. "Risk Factors" to the company's Annual Report on Form 10-K for the year ended December 31, 2016.

Non-GAAP Financial Measures

The information included in this press release includes the non-GAAP financial measures of adjusted net sales growth, adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted diluted earnings per share, adjusted effective tax rate and free cash flow. Many of these non-GAAP financial measures exclude the effect of certain expenses and income not related directly to the underlying performance of our fundamental business operations. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is included herein.

The company believes that adjusted net sales growth, adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted diluted earnings per share, and adjusted effective tax rate provide useful information to investors regarding its operational performance because they enhance an investor’s overall understanding of our core financial performance and facilitate comparisons to historical results of operations, by excluding items that are not related directly to the underlying performance of our fundamental business operations or were not part of our business operations during a comparable period. The company believes free cash flow is a useful measure of its ability to generate cash. The company believes that all of these non-GAAP financial measures are commonly used by financial analysts and others in the industries in which we operate, and thus further provide useful information to investors. Management additionally uses these measures when assessing the performance of the business and for business planning purposes. Note that our definitions of these non-GAAP financial measures may differ from those terms as defined or used by other companies.

CONTACT: Meenal Sethna

Executive Vice President and CFO

(773) 628-0616

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LFUS-F

LITTELFUSE, INC.

Net Sales and Operating Income by Business Unit

(In thousands of USD, unaudited)

	First Quarter
	2017	2016	% Change

Net Sales
Electronics	$153,767	$98,796	56%
Automotive	107,839	91,933	17%
Industrial	23,835	28,669	(17%)

Total net sales	$285,441	$219,398	30%

	First Quarter
	2017	2016	% Change

Operating Income/(Expense)
Electronics	$35,206	$22,416	57%
Automotive	15,065	17,491	(14%)
Industrial	106	1,673	(94%)
Other (1)	(1,525)	(9,152)	83%

Total operating income	$48,852	$32,428	51%

Interest expense	3,120	2,045
Foreign exchange (gain) loss	(1,557)	3,823
Other (income) expense, net	(139)	(517)

Income before taxes	$47,428	$27,077	75%

(1) "Other" typically includes special items such as acquisition-related costs, restructuring costs, asset impairments, and gains and losses on asset sales. (See Supplemental Financial Information for details on page 8.)

LITTELFUSE, INC.

Condensed Consolidated Balance Sheets

(In thousands of USD, except share amounts)

	April 1, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$277,979	$275,124
Short-term investments	32	3,690
Accounts receivable, less allowances	212,586	198,095
Inventories	118,311	114,063
Prepaid income taxes and income taxes receivable	12,273	11,671
Prepaid expenses and other current assets	13,044	9,438
Total current assets	634,225	612,081
Property, plant and equipment:
Land	9,645	9,268
Buildings	83,060	80,553
Equipment	453,450	439,542
	546,155	529,363
Accumulated depreciation	(322,213)	(312,188)
Net property, plant and equipment	223,942	217,175
Intangible assets, net of amortization:
Patents, licenses and software	88,147	83,607
Distribution network	18,713	18,995
Customer lists, trademarks and tradenames	109,234	110,425
Goodwill	428,343	403,544
	644,437	616,571
Investments	11,657	13,933
Deferred income taxes	19,530	20,585
Other assets	10,255	10,849
Total assets	$1,544,046	$1,491,194

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$88,360	$90,712
Accrued payroll	24,740	42,810
Accrued expenses	47,849	36,138
Accrued severance	1,146	2,785
Accrued income taxes	8,827	8,846
Current portion of long-term debt	6,250	6,250
Total current liabilities	177,172	187,541
Long-term debt, less current portion	464,273	447,892
Deferred income taxes	8,539	7,066
Accrued post-retirement benefits	13,926	13,398
Other long-term liabilities	24,375	20,366
Total equity	855,761	814,931
Total liabilities and equity	$1,544,046	$1,491,194

LITTELFUSE, INC.

Consolidated Statements of Comprehensive Income

(In thousands of USD, except per share data, unaudited)

	For the Three Months Ended

	April 1, 2017	April 2, 2016

Net sales	$285,441	$219,398

Cost of sales	171,791	132,243

Gross profit	113,650	87,155

Selling, general and administrative expenses	46,703	42,366
Research and development expenses	12,151	8,565
Amortization of intangibles	5,944	3,796
	64,798	54,727

Operating income	48,852	32,428

Interest expense	3,120	2,045
Foreign exchange (gain) loss	(1,557)	3,823
Other (income) expense, net	(139)	(517)

Income before income taxes	47,428	27,077
Income taxes	8,537	7,788

Net income	$38,891	$19,289

Net income per share:
Basic	$1.71	$0.86
Diluted	$1.69	$0.85

Weighted average shares and equivalent shares outstanding:
Basic	22,748	22,438
Diluted	22,989	22,621

Comprehensive income	$44,518	$29,975

LITTELFUSE, INC.

Consolidated Statements of Cash Flows

(In thousands of USD, unaudited)

	For the Three Months Ended
	April 1, 2017	April 2, 2016

OPERATING ACTIVITIES:
Net income	$38,891	$19,289
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	9,128	7,230
Amortization of intangibles	5,944	3,796
Provision for bad debts	351	-
Loss on sale of product line	-	1,391
Stock-based compensation	3,583	2,204
Excess tax benefit on stock-based compensation	-	(706)
Loss on sale of assets	600	27
Deferred income taxes	616	-
Changes in operating assets and liabilities:
Accounts receivable	(11,267)	(10,413)
Inventories	(3,296)	(3,484)
Accounts payable	(3,295)	3,716
Accrued expenses (including post retirement)	4,140	3,500
Accrued payroll and severance	(20,221)	(9,351)
Accrued taxes	(220)	(5,312)
Prepaid expenses and other	(2,011)	(2,395)
Net cash provided by operating activities	22,943	9,492

INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(12,377)	(9,139)
Acquisition of business, net of cash acquired	(14,172)	(264,098)
Proceeds from maturities of short-term investments	3,739	-
Decrease in entrusted loan receivable	655	-
Proceeds from sale of assets	57	18
Net cash used in investing activities	(22,098)	(273,219)

FINANCING ACTIVITIES:
Proceeds of revolving credit facility	-	258,000
Proceeds of term loan	-	125,000
Payments of revolving credit facility	(112,500)	(90,500)
Payments of term loan	(1,563)	(85,000)
Net Proceeds from Sr. Notes Payable	125,000	-
Payments of entrusted loan	(655)	-
Debt issuance costs paid	(71)	(1,700)
Cash dividends paid	(7,472)	(6,483)
Proceeds from exercise of stock options	199	3,710
Excess tax benefit on share-based compensation	-	706
Net cash (used in) provided by financing activities	2,938	203,733

Effect of exchange rate changes on cash and cash equivalents	(928)	4,072

Increase (decrease) in cash and cash equivalents	2,855	(55,922)
Cash and cash equivalents at beginning of period	275,124	328,786
Cash and cash equivalents at end of period	$277,979	$272,864

Note: Prior year numbers have been restated to reflect the correction of immaterial errors as disclosed in recent quarterly filings with the SEC.

LITTELFUSE, INC.

Supplemental Financial Information

(in millions of USD except share amounts)

GAAP EPS Reconciliation
	Q1-17	Q1-16
GAAP diluted EPS	$1.69	$0.85
EPS impact of special items (below)	-	0.53
Adjusted diluted EPS	$1.69	$1.38

Non-GAAP Adjustments - (income)/expense
	Q1-17	Q1-16
Reed switch manufacturing transfer costs	$-	$1.0
Restructuring	-	0.4
Acquisitions/divestiture/purchase acctg adjs	1.5	6.2
Pension wind-up	-	-
Impairment and severance charges	-	1.6
Adjustment to Operating income	1.5	9.2
Foreign exchange loss/(gain)	(1.6)	3.8
Adjustment to income before income taxes	$(0.1)	$13.0
Income taxes	-	1.0
Adjustment to net income	$(0.1)	$12.0

Total EPS impact	$-	$0.53

Operating margin / EBITDA reconciliation
	Q1-17	Q1-16
Net sales	$285.4	$219.4

GAAP operating income	$48.9	$32.4
Add back special operating items	1.5	9.2
Adjusted operating income	$50.4	$41.6
Adjusted operating margin	17.7%	19.0%

Add back amortization	5.9	3.8
Add back depreciation	9.1	7.2
Adjusted EBITDA	$65.4	$52.6
Adjusted EBITDA margin	23.0%	24.0%

Net sales reconciliation
	Q1 2017 vs. Q1 2016
	Electronics	Automotive	Industrial	Total
Net sales growth	56%	17%	-17%	30%
Less:
Acquisitions	42%	21%	0%	28%
Divestitures	0%	0%	-7%	-1%
FX impact	-1%	-2%	0%	-2%
Adjusted net sales growth	15%	-2%	-10%	5%

Income tax reconciliation
	Q1-17	Q1-16
Income taxes	$8.5	$7.8
Effective rate	18.0%	28.8%

Non-GAAP adjustment - income taxes	-	1.0

Adjusted income taxes	$8.5	$8.8
Adjusted effective rate	18.0%	22.0%

Free Cash Flow reconcilation
	Q1-17	Q1-16
Net cash provided by operating activities	$22.9	$9.5
Less:
Purchases of property, plant and equipment	(12.4)	(9.1)
Free Cash Flow	$10.5	$0.4

Note: Totals will not always foot due to rounding

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